Exhibit 4.4

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE
Delivery to an address other than the address listed below will not constitute valid delivery. Delivery by facsimile will not constitute valid delivery.
American Stock Transfer & Trust Company, LLC
Operations Center
Attn: Reorganization Department
6201 15th Avenue
Brooklyn, NY 11219
Telephone Number for Confirmation (718) 921-8317
PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

SECTION 1-EXERCISE OF SUBSCRIPTION RIGHTS
To subscribe for shares of common stock pursuant to an exercise of all or a portion of your subscription rights, please complete the following and sign under Section 3 below.

(a) EXERCISE OF BASIC SUBSCRIPTION RIGHTS:	I subscribe for _________ shares at $2.00 each = $_____________

(No. of new shares) (Subscription price) (Amount enclosed)

(b) EXERCISE OF OVERSUBSCRIPTION PRIVILEGE:	I subscribe for _________ shares at $2.00 each = $_____________
NOTE: You may subscribe for additional shares pursuant to your Oversubscription Privilege only if you exercised your Basic Subscription Right in full.	(No. of new shares) (Subscription price) (Amount enclosed)
TOTAL AMOUNT ENCLOSED: $_______________________
METHOD OF PAYMENT (PLEASE INDICATE):
☐	CHECK ENCLOSED: Certified check or cashier’s check drawn upon a U.S. bank, or express money order payable to American Stock Transfer & Trust Company, as Subscription Agent.

☐	FUNDS WIRED: Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, as Subscription Agent, for purposes of the Rights Offering at JPMorgan Chase Bank, ABA #021000021, Account # 530-354624. (PLEASE PROVIDE WIRE REFERENCE NUMBER):____________________________

SECTION 2-SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS
To be completed ONLY if the certificate representing the common stock issuable upon exercise of the subscription rights is to be issued in a name other than that of the registered holder or is to be delivered to an address different from that shown on the face of this Subscription Rights Certificate. Complete the following, sign under Section 3 and have your signature guar- anteed under Section 4 below. Please issue the certificate representing the common stock in the following name and \or deliver to the following address:

Print Full Name and Tax ID or Social Security Number and Address

SECTION 3-SIGNATURE
TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares of common stock indicated above on the terms and conditions specified in the Prospectus.

Signature(s) :

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any change whatsoever.
If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capac- ity, please provide the following information:

Name:

Capacity:	Tax ID or Social Security Number:

SECTION 4-SIGNATURE GUARANTEE
YOU MUST HAVE YOUR SIGNATURE(S) GUARANTEED IF YOU HAVE COMPLETED ANY PORTION OF SECTION 2

Signature Guaranteed:
(Name of Bank or Firm)

By:

(Signature of Officer)
IMPORTANT: Your signature(s) must be guaranteed by an eligible guarantor institution (for example, a bank, stockbroker, savings & loan association or credit union) with member- ship in an approved signature guarantee medallion program pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, and amended.

PLEASE CONSULT THE “INSTRUCTIONS AS TO THE USE OF T BANCSHARES, INC. SUBSCRIPTION RIGHTS CERTIFICATES” ACCOMPANYING THIS SUBSCRIPTION RIGHTS CERTIFICATE. IF YOU HAVE QUESTIONS, PLEASE CONTACT AMERICAN STOCK TRANSFER & TRUST COMPANY, THE SUBSCRIPTION AGENT, AT (718) 921-8200 OR YOUR BANK OR BROKER.